As Filed with the Securities and Exchange Commission on March 20, 2008

Registration No. 333-147789

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROYAL BANK OF CANADA

(Exact Name of Registrant as Specified in Its Charter)

Canada	6029	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Royal Bank of Canada

200 Bay Street

Toronto, Ontario

Canada M5J 2J5

(416) 974-0117

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

LaBrena Jones Martin

Royal Bank of Canada

One Liberty Plaza

New York, New York 10006-1404

(212) 858-7110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald J. Toumey, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PART II

EXPLANATORY NOTE

In accordance with the undertaking of Royal Bank of Canada (“RBC”) set forth in the registration statement on Form F-4 (File No. 333-147789) (the “Registration Statement”), declared effective on December 12, 2007, RBC is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 4,035,832 of its common shares, no par value, previously registered under the Securities Act of 1933 pursuant to the Registration Statement and issuable to the stockholders of Alabama National BanCorporation (“ANB”) in connection with the merger of ANB with and into RBC Centura Banks, Inc., a wholly-owned subsidiary of RBC.

Pursuant to the Registration Statement, 20,405,864 RBC common shares were registered. Upon completion of the merger on February 22, 2008, RBC issued a total of 16,370,032 of these RBC common shares to stockholders of ANB. Therefore, in accordance with its undertaking set forth in the Registration Statement, RBC hereby removes from registration the remaining 4,035,832 RBC common shares previously registered on the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Royal Bank of Canada has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on March 20, 2008.

ROYAL BANK OF CANADA

By:	/s/ Barbara Stymiest
Barbara Stymiest
Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on March 20, 2008.

Signature	Title

*	President & Chief Executive
Gordon M. Nixon	Officer and Director

*	Chairman of the Board
David P. O’Brien

*	Chief Financial Officer
Janice R. Fukakusa	(Principal Accounting Officer)

*	Chief Accountant
Linda F. Mezon	(Principal Accounting Officer)

*	Director
W. Geoffrey Beattie

*	Director
George A. Cohon

*	Director
Douglas T. Elix

*	Director
John T. Ferguson

*	Director
The Hon. Paule Gauthier

*	Director
Timothy J. Hearn

*	Director
Alice D. Laberge

*	Director
Jacques Lamarre

*	Director
Brandt C. Louie

*	Director
Michael H. McCain

*	Director
Robert B. Peterson

*	Director
J. Pedro Reinhard

*	Director
Kathleen P. Taylor

*	Director
Victor L. Young

*	Authorized Representative
LaBrena Jones Martin	in the United States

* By:	/s/ Barbara Stymiest
Barbara Stymiest
Attorney-in-Fact